Exhibit 10.103

SmarTire Systems Inc.
Suite 150, 13151 Vanier Place
Richmond, British Columbia
Canada, V6V 2J1

T: 604.276.9884
F: 604.276.2350
www.smartire.com
SMTR: OTCBB

R E L E A S E

IN CONSIDERATION of points A-C in the letter from Jeff Finkelstein dated February 28, 2007,I

AL KOZAK, residing at 25841 116 Avenue, in the City of Maple Ridge, in the Province of British

Columbia, agree that this shall constitute full and final settlement of outstanding severance owed by us to you and that you will release and discharge us from all claims, debts, obligations,

demands, rights, liens, charges, lawsuits, and causes of action arising out of your termination.

DATED at the Municipality of Richmond, in the Province of British Columbia, this 28th day of February, 2007.

SIGNED, SEALED and DELIVERED by AL KOZAK in the presence of: Signature: /s/ Kim Stobbe Print Name: KIM STOBBE Address: 37191 Kilgard Rd., Abbotsford, B.C. Occupation: Log Home Builder	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Al Kozak AL KOZAK